Exhibit 32

Certification Pursuant to 18

U. S.C. § 1350, As Adopted

Pursuant to

§906 of the Sarbanes -Oxley Act of 2002

In connection with the Quarterly Report of Future Fuel Corp. (the “Company”) on Form 10-Q for the period ending June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of §13(a) of the Securities Exchange Act of 1934, as amended.

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul A. Novelly
Paul A. Novelly,
Chairman and Chief Executive Officer

/s/ Rose M. Sparks
Rose M. Sparks, Chief Financial Officer
and Principal Financial Officer

August 9, 2016